 EX-99.B13.a.
POWER OF ATTORNEY
Allianz Life Insurance Company of New York
        Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg and Erik T. Nelson and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registration listed below that has been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of New York pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life of NY Variable Account C  N-4 Registration                                                                                                           33 Act No.
Allianz Index Advantage New York Variable Annuity                                                                                                                    Pending

Date	Signature	Title
/s/ Walter White	Chairman of the Board and	11/26/2012
Walter R. White	Chief Executive Officer

/s/ Giulio Terzariol	Director, Chief Financial Officer and	11/26/2012
Giulio Terzariol	Treasurer

/s/ Stephen R. Herbert	Director	11/20/2012
Stephen R. Herbert

/s/ Eugene Wilkinson	Director	11/21/2012
Eugene T. Wilkinson

/s/ Gary Smith	Director	09/17/2013
Gary A. Smith

/s/ Martha Clark Goss	Director	12/17/2012
Martha Clark Goss

/s/ Steven Thiel	Director, Vice President, and	11/26/2012
Steven J. Thiel	Appointed Actuary

/s/ Thomas Burns	Director and President	11/26/2012
Thomas P. Burns

/s/ Yvonne K. Franzese	Director	12/10/2012
Yvonne K. Franzese

/s/ Marc B. Olson	Director and Vice President,	11/29/2012
Marc B. Olson	Financial Consulting

/s/ Michael Baney	Director	12/02/2012
Michael Baney

Allianz Life of NY N-4 POA (Index Advantage) – Dec 2012